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Exhibit 12

GTE California Incorporated and Subsidiary

STATEMENT OF THE CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
(Thousands of Dollars)

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
                                                                  Six Months Ended
                                                                    June 30, 1997
                                                                  ----------------
Net earnings available for fixed charges:
  Income from continuing operations                                   $245,759
  Add - Income taxes                                                   158,084
       - Fixed charges                                                  60,828
                                                                      --------
Adjusted earnings                                                     $464,671
                                                                      ========

Fixed charges:
  Interest expense                                                    $ 54,275
  Portion of rent expense
     representing interest                                               6,553
                                                                      --------
Adjusted fixed charges                                                $ 60,828
                                                                      ========

RATIO OF EARNINGS TO FIXED CHARGES                                        7.64
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